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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               FORM 8-K EQUIVALENT


                                 CURRENT REPORT


         Date of Report (Date of Earliest Event Reported): July 20, 2006

                              BIRDS EYE FOODS, INC.
               (Exact Name of Registrant as Specified in Charter)


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
              Delaware                                                                  16-0845824
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(State or other jurisdiction of incorporation) (Commission File Number)     (IRS Employer Identification Number)


                 90 Linden Oaks, PO Box 20670, Rochester, New York            14602-0670
                 --------------------------------------------------          -----------
                      (Address of Principal Executive Offices)                (Zip Code)
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        Registrant's Telephone Number Including Area Code: (585) 383-1850


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

o This Form 8-K Equivalent is only being filed pursuant to a requirement contained in the indenture governing Birds Eye Foods, Inc.'s 11 7/8 Percent Senior Subordinated Notes Due 2008.

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Item 2.05  Costs Associated With Exit or Disposal Activities

           On July 20, 2006, Birds Eye Foods, Inc. (the "Company" or "Birds Eye Foods") board of directors, upon the recommendation of management, approved the Company's exit from the vast majority of its non-branded frozen business over the next 12 to 18 months, and plans to sell five related production facilities. Birds Eye Foods will continue to deliver non-branded frozen products to current customers during this period. The Company's non-branded frozen business, with its lower margins, utilized resources which now can be freed up to drive brand growth and compete more aggressively with competitors who are not producing non-branded lines.

           Birds Eye Foods has already received a number of unsolicited inquiries about its non-branded frozen business and facilities, and will be exploring those and other alternatives in the coming weeks. The non-branded frozen facilities include: Brockport, Bergen and Oakfield, NY; Fairwater WI; and Montezuma, GA. In total, these facilities employ approximately 740 full-time workers. Any facility not sold after its current production season will be closed between October 2006 and June 2007. In addition, the decision to exit the non-branded frozen business will affect a number of administrative positions in offices in Rochester, NY and Green Bay, WI. The Company's research and development facility will remain in Green Bay, WI.

           Another impact of this decision will be the closure of the Birds Eye facility in Watsonville, CA at the end of the calendar year. This facility employs approximately 550 workers. The closure of the Watsonville facility will result in the Company incurring approximately $3.5 million for employee termination benefits. In addition, Birds Eye Foods will incur a pension withdrawal liability of approximately $1.0 million to $1.5 million for the Company's unfunded benefit obligation related to the Western Conference of Teamsters Pension Trust multiemployer plan. Both of these estimated costs will result in future cash expenditures.

           In connection with these actions, the Company expects to take additional cash and non-cash accounting charges. The Company anticipates incurring employee termination benefits, environmental remediation costs associated with facility closures and sales, accelerated depreciation, inventory markdowns, contract and lease termination costs, and other exit costs. In addition, the Company may incur asset impairment charges. Currently, the Company is unable in good faith to make a determination of an estimate or a range of estimates of these individual charges and is therefore unable to make a determination regarding the total amount of costs expected to be incurred in connection with these actions and the amount of the charge that will result in future cash expenditures. The Company will file an amendment to this report when the Company is able to make a good faith determination of such estimates or range of estimates.

           Reference is hereby made to the Company's press release, dated July 25, 2006, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.06  Material Impairments

           The information contained in Item 2.05 above is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(a)      Not Applicable
(b)      Not Applicable
(c)      Not Applicable
(d)      Exhibits

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          Exhibit No.                                   Description
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                  99.1              Press release of Birds Eye Foods, Inc. issued July 25, 2006

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                                   SIGNATURES

         The Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                      BIRDS EYE FOODS, INC.



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Date:    July 25, 2006                                By:   /s/ Earl L. Powers
         ---------------------------------                  --------------------------------------------
                                                            Earl L. Powers,
                                                            Executive Vice President and
                                                            Chief Financial Officer and Secretary
                                                            (Principal Financial Officer)

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